UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 19, 2010

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2010, the stockholders of IGI Laboratories, Inc., a Delaware corporation (the “Company”), holding a majority of votes cast of equity securities of the Company, approved the amendment and restatement of the Company’s 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”) to increase the number of shares of common stock that may be issued or the subject of awards under the plan by 2,000,000 shares.

The 2009 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted stock units and performance awards (collectively, the “Awards”) to employees, directors, consultants and other individuals who provide services to the Company and its affiliates.

The maximum aggregate number of shares of the Company’s common stock that may be issued pursuant to Awards granted under the amended and restated 2009 Equity Incentive Plan is 4,000,000. The maximum number of shares that may be subject to awards made to any individual in any single calendar year under the 2009 Equity Incentive Plan is 1,000,000 shares of common stock.

The Board may amend, alter or discontinue the 2009 Equity Incentive Plan at any time; provided however, that any amendment that increases the aggregate number of shares of common stock that may be issued under the 2009 Equity Incentive Plan or modifies the requirements as to eligibility for participation, will be subject to approval by the Company’s stockholders.

The 2009 Equity Incentive Plan will not expire on any particular date. The Board or any committee designated by the Board may continue to grant Awards so long as shares remain available, provided that no new Incentive Stock Options will be granted after May 19, 2020.

The foregoing description of the 2009 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2009 Equity Incentive Plan, as amended, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2010, the Company held its Annual Meeting of Stockholders. Three proposals were before the meeting: (1) the election of four directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified; (2) the ratification of the appointment of Amper, Politziner & Mattia, LLP as the Company’s independent registered public accounting firm for 2010; and (3) the approval of the amendment and restatement of the Company’s 2009 Equity Incentive Plan to increase the number of shares of common stock that may be issued or the subject of awards under the plan by 2,000,000 shares.

All of the proposals were approved. The votes with respect to the proposals are set forth below.

(1) Elect four directors to serve until the next Annual Meeting of Stockholders:

Name of Director Nominees	Votes For	Votes Withheld	Broker Non-Votes

Jane E. Hagar	23,689,419	651,235	7,682,113

Narendra N. Borkar	23,815,363	525,291	7,682,113

Michael Hemric	23,888,181	452,473	7,682,113

Charles Moore	23,887,681	452,973	7,682,113

The holders of the Company’s Series B-1 Convertible Preferred Stock also re-elected Joyce Erony and James Gale to serve on the board of directors as the designees of the holders of Series B-1 Convertible Preferred Stock.

(2) Ratify the appointment of Amper, Politziner & Mattia, LLP as the Company’s independent registered public accounting firm for 2010:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

31,582,419	437,234	3,114	0

(3) Approve the amendment and restatement of the 2009 Equity Incentive Plan to increase the number of shares of common stock:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes

23,443,627	895,102	1,925	7,682,113

Item 9.01. Financial Statements and Exhibits

(d) The following exhibits are furnished with this Form 8-K:

Exhibit No.

Description

10.1

IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended and restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: May 24, 2010	By: /s/ Philip S. Forte
Name: Philip S. Forte
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	IGI Laboratories, Inc. 2009 Equity Incentive Plan, as amended and restated.